                                                                   EXHIBIT 10.50










                            ASSET PURCHASE AGREEMENT



                             DATED OCTOBER 31, 2003



                                     BETWEEN



                              MKS INSTRUMENTS, INC.

                                       AND

                                    HEI, INC.

                                TABLE OF CONTENTS



                                                                                                               Page
ARTICLE I     THE ASSET PURCHASE..................................................................................1
   1.1   Purchase and Sale of Assets..............................................................................1
   1.2   Assumption of Liabilities................................................................................1
   1.3   Purchase Price...........................................................................................1
   1.4   Further Assurances.......................................................................................1
   1.5   Closing..................................................................................................1
   1.6   Bulk Transfer Law........................................................................................2
ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE SELLER........................................................2
   2.1   Organization, Qualification and Corporate Power..........................................................2
   2.2   Authorization of Transaction.............................................................................2
   2.3   Noncontravention.........................................................................................3
   2.4   Solvency.................................................................................................3
   2.5   Ownership and Condition of Assets........................................................................3
   2.6   Intellectual Property....................................................................................4
   2.7   Litigation...............................................................................................5
   2.8   Legal Compliance.........................................................................................5
   2.9   Governmental and Third-Party Notices and Consents........................................................5
   2.10  Disclosure...............................................................................................5
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................................................6
   3.1   Organization and Corporate Power.........................................................................6
   3.2   Authorization of the Transaction.........................................................................6
   3.3   Noncontravention.........................................................................................6
   3.4   Litigation...............................................................................................6
ARTICLE IV    POST-CLOSING COVENANTS..............................................................................6
   4.1   Proprietary Information..................................................................................7
   4.2   Non-Competition..........................................................................................7
   4.3   Service Contractor Agreements............................................................................7
   4.4   Delivery of Assets.......................................................................................8
ARTICLE V     INDEMNIFICATION.....................................................................................8
   5.1   Indemnification by the Seller............................................................................8
   5.2   Indemnification by the Buyer.............................................................................8
   5.3   Indemnification Claims...................................................................................9
   5.4   Survival of Representations and Warranties..............................................................11
   5.5   Limitation of Liability.................................................................................11
ARTICLE VI    DEFINITIONS........................................................................................12
ARTICLE VII   MISCELLANEOUS......................................................................................14
   7.1   Press Releases and Announcements........................................................................14
   7.2   No Third Party Beneficiaries............................................................................15
   7.3   Entire Agreement........................................................................................15
   7.4   Succession and Assignment...............................................................................15
   7.5   Counterparts and Facsimile Signature....................................................................15
   7.6   Headings................................................................................................15



   7.7   Notices.................................................................................................15
   7.8   Governing Law...........................................................................................16
   7.9   Amendments and Waivers..................................................................................16
   7.10  Severability............................................................................................16
   7.11  Expenses................................................................................................17
   7.12  Submission to Jurisdiction..............................................................................17
   7.13  Specific Performance....................................................................................17
   7.14  Construction............................................................................................17


Exhibits

Exhibit A -          General Assignment and Bill of Sale
Exhibit B -          Patent Assignment
Exhibit C -          Form of Service Contractor Agreement

Schedules

Schedule 1.1 -       Additional Acquired Assets
Schedule 1.3(a) -    Wiring Instructions
Schedule 1.5(d) -    June 2003 Bill of Materials
Schedule 2.5(a)(i) - Security Interests and Contractual Obligations
Schedule 2.6(a) -    Patent Schedule
Schedule 2.6(d) -    Third Party Intellectual Property Agreements; Licenses
Schedule 2.6(e) -    Acquired Intellectual Property Owned by Third Parties
Schedule 4.3 -       Service Contractor Schedule

                            ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement is entered into as of October 31, 2003 by and between MKS Instruments, Inc. a Massachusetts corporation (the "Buyer"), having offices located at Six Shattuck Road, Andover, MA 01810, and HEI, Inc., a Minnesota corporation (the "Seller"), having offices located at 4801 N. 63rd Street, Boulder, CO 80301. Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article VI.

        In consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                               THE ASSET PURCHASE

        1.1 Purchase and Sale of Assets. Upon and subject to the terms and conditions of this Agreement, the Buyer hereby purchases from the Seller, and the Seller hereby sells, transfers, conveys, assigns and delivers to the Buyer, at the Closing, for the consideration specified below in this Article I, all right, title and interest in, to and under the Acquired Assets.

        1.2 Assumption of Liabilities. Buyer shall not assume or become responsible for any liabilities of Seller.

        1.3 Purchase Price. The Purchase Price to be paid by the Buyer for the Acquired Assets at the Closing shall be up to four hundred twenty three thousand dollars ($423,000.00), payable as follows:

                 (a) $223,000 to be paid by wire transfer, in accordance with the instructions set forth on Schedule 1.3(a) attached hereto, at the Closing upon completion of the actions set forth in Section 1.5 hereof;

                 (b) $100,000 upon delivery of all remaining Acquired Assets and related documentation and materials; and

                 (c) $100,000 upon the earlier of (i) the completion of services to be provided by the Service Contractors, as described in Section 4.3, attached hereto; or (ii) the full expenditure of the Service Contractor hours set forth on Schedule 4.3 (provided such services have been provided to the extent requested in accordance with such schedule).

        1.4 Further Assurances. At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof.

        1.5 Closing. At the Closing, the following shall occur:

                 (a) the Buyer and the Seller shall execute and deliver to each other the General Assignment and Bill of Sale in the form attached hereto as Exhibit A;

                 (b) the Seller shall execute and deliver to the Buyer a Patent Assignment in the form attached hereto as Exhibit B;


                 (c) Paul Beaty and each of the other Service Contractors who have been identified at the Closing shall execute Service Contractor Agreements substantially in the form attached hereto as Exhibit C;

                 (d) the Seller shall supply to the Buyer a true and accurate bill of materials relating to the Amplifier Systems, which bill of materials is not materially different from the bill of materials relating to Amplifier Systems delivered by the Seller to Eltech Electronics, Inc. in June 2003, a copy of which is attached hereto as Schedule 1.5(d); and

                 (e) the Seller shall deliver to the Buyer two fully operational Amplifier Systems, along with associated test data providing accurate evidence of such Amplifier Systems' operation to the Amplifier Systems' published specifications.

        1.6 Bulk Transfer Law. The Buyer and the Seller each hereby waives compliance with the provisions of the bulk transfer statute in each of the jurisdictions, if any, where such compliance would be required in connection with the transactions contemplated by this Agreement (subject to the indemnity provided for in Article V of this Agreement).

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct, as of the date hereof, except as set forth in the Disclosure Schedule. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article II of this Agreement. The disclosures in any section or subsection of the Disclosure Schedule shall qualify only the corresponding section or subsection in this Article II. For the purposes of this Article II, the phrase "to the knowledge of the Seller" or any phrase of similar import shall be deemed to refer to the actual knowledge of the Executive Officers of the Seller.

        2.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Minnesota. The Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has furnished to the Buyer complete and accurate copies of its Articles of Incorporation and by-laws. The Seller is not in default under or in violation of any provision of its Articles of Incorporation or by-laws.

        2.2 Authorization of Transaction. The Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the performance by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by the Seller, will constitute, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

        2.3 Noncontravention. Neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of the Seller, (b) require on the part of the Seller any notice to or filing with, or any permit, registration, certificate authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Seller or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets.

        2.4 Solvency. As of the date hereof, both before and after giving effect to the transactions contemplated in connection with this Agreement, the Seller is Solvent. For purposes of this Agreement, "Solvent" shall mean that (a) the fair value of the Seller's property is greater than the total amount of its liabilities, including contingent liabilities; (b) the present fair salable value of the Seller's assets is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured;
(c) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (d) the Seller is not engaged in a business or transaction for which its property would constitute unreasonable small capital.

        2.5 Ownership and Condition of Assets.

                 (a) The Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Security Interests and contractual obligations, except as set forth in Schedule 2.5(a)(i) attached hereto. No subsidiary of the Seller, and no partnership, joint venture or other business entity in which the Seller has an interest owns assets or technology relating to Amplifier Systems. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.5, the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests and contractual obligations other than those set forth in Schedule 2.5(a)(i).

                 (b) The Acquired Assets are free from defects that materially affect performance, have been maintained in accordance with normal industry practice, are in good operating condition and are suitable for the respective purposes for which they are presently used. To the knowledge of the Seller, all of the inventory of the Seller that constitutes Acquired Assets consists of a quality and quantity usable and saleable in the ordinary course of business of the Seller consistent with past custom and practice.

        2.6 Intellectual Property.

                 (a) Schedule 2.6(a) lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Seller included in the Acquired Intellectual Property.

                 (b) The Seller owns and has the right to use all Acquired Intellectual Property. Upon execution and delivery by the Buyer to the Seller of the instruments of conveyance referred to in Section 1.5, each item of Acquired Intellectual Property will be owned or available for use by the Buyer immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Seller has taken reasonable measures to protect the proprietary nature of each item of Acquired Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Acquired Intellectual Property (except pursuant to agreements or licenses specified in Schedule 2.6(d)), and, to the knowledge of the Seller, no other person or entity is infringing, violating or misappropriating any of the Acquired Intellectual Property.

                 (c) To the knowledge of the Seller, none of the Acquired Intellectual Property, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Seller, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. The Seller has not received any written complaint, claim or notice, or written threat thereof, alleging any such infringement, violation or misappropriation. The Seller has provided to the Buyer complete and accurate copies of all written documentation in the Seller's possession relating to claims or disputes known to the Seller concerning any Acquired Intellectual Property.

                 (d) The Seller has not entered into any license or other agreement pursuant to which the Seller has licensed, distributed or otherwise granted any rights to any third party with respect to, any Acquired Intellectual Property. The Seller has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Acquired Intellectual Property.

                 (e) Schedule 2.6(e) identifies each item of Acquired Intellectual Property that is owned by a party other than the Seller, and the license or agreement pursuant to which the Seller uses it (excluding off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" or "click-through" licenses).

                 (f) The Seller has not disclosed the source code for any software constituting Acquired Intellectual Property or other confidential information constituting, embodied in or pertaining to such software to any person or entity, and the Seller has taken reasonable measures to prevent disclosure of such source code.

                 (g) All of the copyrightable materials (including software) incorporated in or bundled with the Acquired Intellectual Property have been created by employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Seller. No portion of such copyrightable materials was jointly developed with any third party.

                 (h) The Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefore.

        2.7 Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Seller which (a) relates to the Acquired Assets or (b) in any manner challenges or could prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Seller relating to the Acquired Assets.

        2.8 Legal Compliance. The Seller, and the conduct and operation of its business, is in compliance with, and the Seller has not received any written notice or communication from any Government Entity alleging noncompliance with, applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which affects or relates to (a) this Agreement or the Ancillary Agreements or the transactions contemplated hereby or (b) the Acquired Assets.

        2.9 Governmental and Third-Party Notices and Consents.

                 (a) The Seller has obtained all waivers, permits, registrations, certificates, consents, approvals or other authorizations from Governmental Entities, and effected all registrations, filings and notices with or to Governmental Entities, as may be required for it to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

                 (b) The Seller has obtained all waivers, consents or approvals from third parties, and effected all notices to third parties, as may be required to consummate the transactions contemplated by this Agreement.

        2.10 Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

        The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date hereof.

        3.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

        3.2 Authorization of the Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the performance by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by the Buyer, will constitute, a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

        3.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Incorporation or by-laws of the Buyer,
(b) require on the part of the Buyer any filing with, or permit, registration, certificate, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

        3.4 Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Buyer which in any manner challenges or could prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                                   ARTICLE IV

                             POST-CLOSING COVENANTS

        4.1 Proprietary Information. From and after the Closing, the Seller and its Affiliates shall hold in confidence all knowledge and information of a confidential nature, and all related documents, with respect to the Acquired Assets and shall not disclose, publish or make use of the same without the prior written consent of the Buyer except to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by the Seller or an Affiliate of the Seller; provided, however, that, if the Seller is required by any Governmental Entity to disclose such knowledge and information, the Seller shall not be liable for such disclosure provided that (i) the Seller, as promptly as reasonably possible, gives notice to the Buyer of the requirement in order that the Buyer may contest the requirement to provide such knowledge and (ii) the Seller uses best efforts to limit the disclosure of such knowledge and information to that which is required by such Governmental Entity. The Seller shall enforce, for the benefit of the Buyer, all confidentiality, invention assignments and similar agreements relating to the Acquired Assets between the Seller and any employee, contractor or former employee or contractor of the Seller or its affiliates, and the Seller hereby assigns to the Buyer the right to enforce any such agreement between the Seller or its affiliates and any other party.

        4.2 Non-Competition.

                 (a) Non-competition Agreement. During the period commencing on the date hereof and ending on the second anniversary hereof, neither the Seller, nor any Affiliate thereof shall directly or indirectly, as a partner, stockholder (other than as a holder of less than five percent (5%) of the outstanding shares of a publicly traded company), consultant, joint venturer, investor or otherwise, (i) design, develop, produce, market or sell products, or render services, that are competitive with any product designed, developed (or under development), manufactured, sold or licensed by, or any service provided by, the Buyer relating to the solid state MRI amplifier market (the "Market"), provided that the provision by the Seller of contract manufacturing services for third party designs within the Market shall not constitute a violation of this
Section 4.2(a), or (ii) solicit, divert or take away the business or patronage of any individual, corporation or other entity which was or is a prospective client, customer or account of the Buyer in the Market, or (iii) assist any other person or entity in doing any of the foregoing.

                 (b) The Seller agrees that the duration and geographic scope of the non-competition provision set forth in this Section 4.2 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

        4.3 Service Contractor Agreements. The Seller shall provide, and shall use reasonable effort to cause the respective Service Contractors to provide, to the Buyer the services of the Service Contractors in accordance with the terms set forth on Schedule 4.3 hereto. Upon determination of the identity of any of the Service Contractors who did not execute a Service

Contractor Agreement at the Closing, the Seller shall cause such Service Contractor to execute a Service Contractor Agreement. If the services of any of the Service Contractors becomes unavailable for any reason, the Buyer shall identify, within 30 days of such unavailability, a replacement Service Contractor. The Seller shall pay such replacement Service Contractor for the services provided to the Buyer pursuant to the Service Contractor Agreement, in an amount up to $159.00 per hour. Any amounts owed to the replacement Service Contractor for services provided pursuant to the Service Contract Agreement in excess of $159.00 per hour shall be payable to such Service Contractor directly by the Buyer. Upon the earlier of (i) the completion of services provided by the Service Contractors, as described in Schedule 4.3; or (ii) full expenditure of the Service Contractor hours set forth on Schedule 4.3 (provided that services have been provided to the extent requested in accordance with such schedule), the Buyer shall make a payment to the Seller in accordance with Section 1.3(c) hereof.

        4.4 Delivery of Assets. Within thirty (30) days after the Closing, the Seller shall deliver to the Buyer's designated delivery address all of the Acquired Assets and related documentation and materials not delivered at the Closing.

                                   ARTICLE V

                                 INDEMNIFICATION

        5.1 Indemnification by the Seller. The Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                 (a) any breach of any representation or warranty of the Seller contained in this Agreement, any Ancillary Agreements or any other agreement or instrument furnished by the Seller to the Buyer pursuant to this Agreement;

                 (b) any failure to perform any covenant or agreement of the Seller contained in this Agreement, any Ancillary Agreement or any agreement or instrument furnished by the Seller to the Buyer pursuant to this Agreement; or

                 (c) the failure of the Buyer and the Seller, in connection with the sale of the Acquired Assets by the Seller to the Buyer pursuant to this Agreement, to comply with, and obtain for the Buyer the benefits afforded by compliance with, any applicable bulk transfer laws.

        5.2 Indemnification by the Buyer. The Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, Damages incurred or suffered by the Seller or any Affiliate thereof resulting from, relating to or constituting:

                 (a) any breach of any representation or warranty of the Buyer contained in this Agreement, any Ancillary Agreements or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement; or

                  (b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement, any Ancillary Agreements or any agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement.

        5.3 Indemnification Claims.

                 (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article V and (B) the maximum amount claimed is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article V and (ii) without the prior written consent of the Indemnified Partly, the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. Notwithstanding the foregoing, no party that is found by a court of competent jurisdiction to have committed or engaged in fraud shall be entitled to indemnification hereunder nor shall any party be entitled to indemnification if the payment of such indemnification is found by a court of competent jurisdiction to be contrary to public policy. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 5.2(b) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third

Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

                 (b) In order to seek indemnification under this Article V, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party.

                 (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party the Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive a portion of the Agreed Amount, in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer or (iii) dispute that the Indemnified Party is entitled to receive any or all of the Claimed Amount. If the Response creates a Dispute, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 5.2(d) for the resolution of such Dispute.

                 (d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall submit the Dispute to arbitration, unless otherwise mutually agreed to by the Parties.

                 (e) Notwithstanding the other provisions of this Section 5.2, in the event that the Seller has not timely paid to the Buyer amounts that have been finally determined, in accordance with this Article V, to be due as Damages to the Buyer, the Buyer shall have the right, but not the obligation, to elect to satisfy such obligations by setting off from future amounts payable by the Buyer to the Seller pursuant to Sections 1.3(b) or 1.3(c) hereof, the amount of such Damages, or portion thereof.

                 (f) Notwithstanding the other provisions of this Section 5.2, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article V, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article V, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article V, for any such Damages for which it is entitled to indemnification pursuant to this Article V (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article V).

        5.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall (a) survive the Closing and (b) shall expire on the date one (1) year following the date hereof. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party. The rights to indemnification set forth in this Article V shall not be affected by any investigation conducted by or on behalf of an Indemnified Party or any knowledge of an Indemnified Party with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder.

        5.5 Limitation of Liability. The obligations and liabilities of the Indemnifying Party for indemnification hereunder shall be subject to the following limitations:

                 (a) The Indemnified Party's right to indemnification under
Section 5.1 shall be limited to an aggregate maximum recovery from the Indemnifying Party of the aggregate amount that is paid to the Seller by the Buyer in accordance with Section 1.3 hereof (including the aggregate amount of any set-offs pursuant to Section 5.3(e) hereof). However, in the event the Indemnified Party assumes control of a Third Party Action solely as a result of the provisions of Section 5.3(a)(ii) hereof, then the Indemnified Party's right to indemnification under Section 5.1 with respect to such Third Party Action shall be limited to an aggregate amount of $150,000.

                 (b) No indemnification shall be required to be made by the Indemnifying Party unless the aggregate cumulative amount of the Indemnified Party's Damages exceeds Twenty-Five Thousand Dollars ($25,000.00), in which case the Indemnifying Party shall be required to pay the full amount of such Damages (and not just such amounts in excess of $25,000).

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR INCIDENTAL OR CONSEQUENTIAL DAMAGES REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR ANY CLAIM AGAINST SUCH PARTY BY ANY OTHER PARTY.

                                   ARTICLE VI

                                   DEFINITIONS

        For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

        "Acquired Assets" shall mean (a) the Acquired Intellectual Property and
(b) the Additional Acquired Assets.

        "Acquired Intellectual Property" shall mean all of the Seller's rights, title and interest in, and all of the assets and properties constituting, all of following that relate to solid state MRI amplifiers:

                 (a) the patents, patent applications, patent disclosures and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, utility models, certificates of invention and design patents, patent applications, registrations and applications for registrations as set forth on Schedule 2.6(a);

                 (b) copyrights and registrations and applications for registration thereof;

                 (c) mask works and registrations and applications for registration thereof;

                 (d) computer software, data and documentation;

                 (e) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, manufacturing and product processes and techniques, research and development information, and copyrightable works;

                 (f) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and

                 (g) copies and tangible embodiments thereof.

        "Additional Acquired Assets" are those assets, properties and rights of the Seller set forth on Schedule 1.1 attached hereto.

        "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

        "Amplifier Systems" shall mean the Seller's 1.5 Tesla MRI amplifier systems.

        "Ancillary Agreements" shall mean the General Assignment and Bill of Sale and any other instruments of conveyance.

        "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

        "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

        "Claim Notice" shall mean written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article V of this Agreement for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in Section 5.2(c) of this Agreement) in the amount of such Damages.

        "Closing" shall mean the closing of the sale of the Acquired Assets contemplated by this Agreement.

        "Controlling Party" shall mean the party controlling the defense of any suit or proceeding relating to a third party claim for which indemnification is sought pursuant to Article V of this Agreement.

        "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation).

        "Disclosure Schedule" shall mean the disclosure schedule provided by the Seller to the Buyer on the date hereof and accepted in writing by the Buyer.

        "Dispute" shall mean the dispute resulting if the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount.

        "Executive Officers" shall mean Mack Traynor, the Chief Executive Officer; Doug Nesbit, the Chief Financial Officer; and James Vetricek, the Vice President of Colorado Operations for the Seller.

        "Expected Claim Notice" shall mean a notice that, as a result a legal proceeding instituted by or claim made by a third party, the Indemnified Party reasonably expects to incur Damages.

        "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

        "Indemnified Party" shall mean the Buyer or Seller, as appropriate.

        "Indemnifying Party" shall mean the Seller or Buyer, as appropriate.

        "Internal Systems" shall mean the internal systems of the Seller that are used in its business or operations, including computer hardware systems, software applications and embedded systems that relate to solid state MRI amplifiers.

         "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

         "Non-controlling Party" shall mean the party not controlling the defense of any suit or proceeding relating to a third party claim for which indemnification is sought pursuant to Article V of this Agreement.

         "Parties" shall mean the Buyer and the Seller.

         "Purchase Price" shall mean the purchase price to be paid by the Buyer for the Acquired Assets at the Closing, as set forth in Section 1.3 of this Agreement.

         "Response" shall mean a written response containing the information provided for in Section 5.2(c).

         "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business of the Seller consistent with past custom and practice and not material to the Seller.

         "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

         "Service Contractors" shall mean (i) Paul Beaty and (ii) a software engineer and an RF Engineer, who have experience in connection with the Acquired Assets, each of whom shall be mutually agreed upon by the Seller and the Buyer in accordance with Section 4.3 hereof and Schedule 4.3 attached hereto; along with any contractors who replace such persons in accordance with Section 4.3 hereof.

         "Service Contractor Agreements" shall mean service contractor agreements executed between the Company and the Service Contractors in the form attached hereto as Exhibit C.

         "Third Party Action" shall mean any suit or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article V.



                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 Press Releases and Announcements. Neither Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable effort to advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure).

         7.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof.

         7.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         7.5 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         7.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

         If to the Seller:                           Copy to:
         ----------------                            -------

         HEI, Inc.                                   HEI, Inc.
         4801 N. 63rd Street                         4801 N. 63rd Street
         Boulder, CO   80301                         Boulder, CO 80301
         Attn:  James Vetricek,                      Attn: Contracts Manager
         VP, Colorado Operations
         facsimile: (303) 530-8291                   facsimile: (303) 530-8291

         If to the Buyer:                            Copy to:
         ---------------                             -------

         MKS Instruments, Inc.                       Hale and Dorr LLP
         Six Shattuck Road                           60 State Street
         Andover, MA  01810                          Boston, MA  02109
         Attention: John R. Bertucci,                Attention: Mark G. Borden
         President                                   facsimile: (617) 526-5000
         facsimile: (978) 975-3756


         Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

         7.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by either Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         7.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         7.11 Expenses. Except as set forth in Article V, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         7.12 Submission to Jurisdiction. In the event litigation is initiated by Buyer, the jurisdiction and venue shall be the state and federal courts located in the Commonwealth of Massachusetts. In the event litigation is initiated by Seller, the jurisdiction and venue shall be the state and federal courts located in the State of Colorado. Each Party (a) agrees that, in the event litigation is initiated by Buyer, the parties shall submit to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts, and that, in the event litigation is initiated by Seller, the parties shall submit to the jurisdiction of any state or federal courts sitting in the State of Colorado, in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements in any other court and
(d) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements. Each Party hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

         7.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction and other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         7.14 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                             MKS INSTRUMENTS, INC.


                                             By:  /s/ RONALD C. WEIGNER
                                                 ----------------------------
                                             Name:    Ronald C. Weigner
                                                  ---------------------------
                                             Title:   VP & CFO
                                                   --------------------------


                                             HEI, INC.


                                             By: /s/ JAMES VETRICEK
                                                 ----------------------------
                                             Name:   James Vetricek
                                                  ---------------------------
                                             Title:  VP, Colorado Operations
                                                   --------------------------